Exhibit 107.1

Calculation of Filing Fees Table

Form S-3

(Form Type)

Workhorse Group Inc.*

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share
	Equity	Preferred Stock, $0.001 par value per share
	Debt	Debt Securities
	Other	Guarantees of Debt Securities (1)
	Other	Warrants
	Other	Units
	Unallocated (Universal) Shelf		Rule 457	(o)	(1)	(2)	$150,000,000	$0.0001102	$16,530	(3)
	Total Offering Amounts						$150,000,000		$16,530
	Total Fees Previously Paid
	Total Fee Offsets								$16,530
	Net Fee Due								$0

1.	An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of Common Stock is being registered as may be issued from time to time upon conversion of any Debt Securities that are convertible into Common Stock or pursuant to any anti-dilution adjustments with respect to any such convertible Debt Securities.

2.	Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of common stock that are issued upon conversion of debt securities, or preferred stock or upon exercise of common stock warrants registered hereunder. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $150,000,000.

3.	Calculated pursuant to Rule 457(o) under the Securities Act.

*	Additional registrants are listed under the caption “Table of Additional Registrants” in the registration statement to which this exhibit is attached.

Table 2: Fee Offset Claims and Sources

	Registrant of Filer Name	Form or Filing Type	File Number	Initial Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Sources
Fee Offset Claims	Workhorse Group Inc.	S-3	333-237920	4/30/2020	$16,530	Unallocated (Universal) Shelf	(4)	(4)	$142,882,719
Fee Offset Sources	Workhorse Group Inc.	S-3	333-237920							$18,546

4.	On April 30, 2020, the Registrant filed a registration statement on Form S-3 (File No. 333-237920), which was declared effective on May 8, 2020 (the “Prior Registration Statement”) for which a contemporaneous filing fee of $32,449 was paid, which registered the issuance of an indeterminate number of common stock, preferred stock, warrants, debt securities and units of the Registrant in a primary offering with an aggregate offering price not to exceed $250,000,000, of which $142,882,719.41 of such securities remains unsold (the “Unsold Securities”). As a result, the Registrant has $18,546 in unused filing fees associated with the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby applies $16,530 of the registration fee previously paid in connection with the Prior Registration Statement in connection with the Unsold Securities to offset the registration fees that are payable in connection with the registration of securities on this registration statement. Pursuant to Rule 457(p) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. With respect to the primary offering, the registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.